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                                                                  EXHIBIT 23.1



                      CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the inclusion in this Form 10-K and the incorporation by reference in the Form S-8 (Registration Statement File No. 333-33176) of our report dated July 16, 1999 for the period ended April 11, 1999 and our report dated February 26, 1999 for the years ended December 31, 1998, 1997, and 1996. It should be noted that we have not audited any financial statements of Packaging Corporation of America subsequent to April 11, 1999 or performed any audit procedures subsequent to the date of our report.

                                               ARTHUR ANDERSEN LLP




Chicago, Illinois
March 23, 2001